Exhibit 23 (a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-205419) on Form S-8 of REX American Resources Corporation of our report dated March 29, 2024, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of internal control over financial reporting of REX American Resources Corporation, appearing in this Annual Report on Form 10-K of REX American Resources Corporation for the year ended January 31, 2024.

/s/ RSM US LLP

Des Moines, Iowa

March 29, 2024

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